EXHIBIT 99.1

Commentary for the Week Ended April 10, 2009

Weekly Performance Statistics 1

April 10, 2009
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.14%	-0.67%	-5.55%
Class B Units	0.15%	-0.66%	-5.74%

S&P 500 Total Return Index [2]	1.74%	7.46%	-4.37%
Lehman Long Government Index [2]	-0.61%	-2.50%	-7.67%
1	Subject to independent verification
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis 3
3The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary

Fixed Income

Grant Park’s positions in the domestic and international fixed-income markets are predominantly long.

The fixed-income markets accounted for the majority of the portfolio’s gains this week. A rally in Japanese government bonds was the primary driver of portfolio gains in the fixed-income markets. The Japanese government announced stimulus initiatives that will require them to issue less debt than originally anticipated, which reassured investors.

Long positions in the short-term interest rate markets also resulted in profits. Speculators drove prices higher in short-term debt markets because of expected monetary easing in the coming months.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Agriculturals/Softs

Grant Park’s positions are predominantly short in the agriculturals/softs markets.

Weak grains markets created profits for Grant Park’s short positions.  Price declines in the sector were fueled by gains in the U.S. dollar.

Price declines in the wheat markets also added to profits, following USDA reports concerning wheat inventory. Wheat inventory is nearly 2% higher than previous estimates, causing speculators to liquidate long positions.

Equity Indices

Grant Park’s positions in the domestic and international equity indices markets are mixed.

Short positions in the equity indices markets resulted in setbacks for Grant Park.  A rally in the Hong Kong Hang Seng Index was a main driver behind performance. Prices were supported by the prospect of growth in the region, as new Chinese legislation will facilitate increased trade with Hong Kong.

A rally in the Spanish IBEX and UK FTSE Indices caused slight losses in our short positions in the equity indices markets.  Speculators drove up European share prices, believing that a better-than-expected Wells Fargo earnings report signaled that the global economy may be entering a period of recovery.

2Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.
HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.